UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

SOFTECH, INC.

(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number}	(I.R.S Employer Identification No.)

59 Lowes Way, Suite 401, Lowell, MA 01851

(Address of principal executive offices and zip code)

(978) 513-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  X . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Sale of the CADRA Business

On August 30, 2013, SofTech, Inc. (“SofTech”) entered into an Asset Purchase Agreement (the “Agreement”) with Mentor Graphics Corporation (“Mentor”) pursuant to which Mentor will acquire specified assets and liabilities related to SofTech’s design and drafting technology (the “CADRA Business”).  The assets to be acquired related to the CADRA Business include (i) rights to, and interest in, all computer software; (ii) specified physical assets; (iii) all customer information; and (iv) purchase orders in backlog and customer support agreements. The aforementioned assets are all of the required assets necessary and advisable to run the CADRA Business. The liabilities assumed by Mentor are limited to customer support obligations.  Specifically excluded from the sale and retained by SofTech are all remaining assets and liabilities not specifically identified and all billed accounts receivable of the CADRA Business through the closing date (the “Closing”) which is expected to take place upon the approval of the SofTech shareholders.

The total purchase price for the CADRA Business is up to $3.95 million (the “Purchase Price”), which is comprised of (i) $3.2 million, $2.88 million of which will be paid at the Closing and $320 thousand (representing a 10% holdback) of which will be paid on the one year anniversary of the Closing (subject to any indemnification claims), and (ii) earn-out payments of up to an aggregate $750 thousand over the three-year period subsequent to the Closing, based on 10% of the net revenue generated by the CADRA Business, subject to the terms of the Earn-Out Agreement. Copies of the Agreement and the Earn-Out Agreement are filed herewith as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

Pursuant to the Earn-Out Agreement, Mentor makes no representations, warranties, covenants, promises or guarantees as to the level of effort it will expend in the development, marketing or sales of the CADRA product line. Furthermore, Mentor makes no representations, warranties, covenants, promises or guarantees as to the amount of resulting net revenue that may be generated by the CADRA Business during the three year period subsequent to the Closing. As such, the amount of monies SofTech is ultimately paid based on the Earn-Out Agreement are uncertain.

The sale of the CADRA Business has been unanimously approved by the SofTech Board of Directors and they will recommend the shareholders vote to approve the sale. Approval of two-thirds of the SofTech shareholders is required to complete the transaction. The SofTech Board of Directors owns 27.8% of the outstanding shares and has voting control over an additional 11.6% of outstanding shares. Mentor has approved the transaction.

At the Closing, SofTech will enter into a Distribution Agreement with Mentor to market and support the CADRA technology throughout Europe (except Germany) through its wholly-owned subsidiary in Italy, SofTech Srl. In addition, pursuant to the terms of the Distribution Agreement, for a period of one year from the Closing, SofTech will be the account representative for Sikorsky Aircraft, the largest CADRA user in the United States. The margin to be earned by SofTech for this distribution activity will be consistent with the margin earned by distributors in the industry.

From and after the Closing of the transaction, SofTech will indemnify Mentor from any losses, including all reasonable fees, costs and expenses of any kind including without limitation, attorney’s fees, incurred as a result or arising out of:

•

any inaccuracy of any representation or warranty of SofTech which is contained in the Asset Purchase Agreement;

•

the transfer of undertaking laws in Germany; or

•

any breach or non-fulfillment by SofTech of any covenants, agreements or other obligations contained in the Asset Purchase Agreement.

The indemnification provisions provide Mentor’s losses must exceed $30,000 in the aggregate before SofTech is required to pay for any indemnification claim at which point Mentor will be entitled to recover the amount of losses, including the initial $30,000 in losses.

The maximum aggregate liability under the Asset Purchase Agreement that either party may be responsible for is capped at $3.95 million.

The representations and warranties we made under the Asset Purchase Agreement survive for twelve months following the Closing date of the transaction.

The Asset Purchase Agreement contains certain representations and warranties made by SofTech that are customary for a transaction of this nature. SofTech has also agreed that between the signing of the Agreement and the Closing we will (i) conduct the CADRA Business according to its ordinary and usual course and materially consistent with past practices; (ii) not enter into material contracts or agreements of any sort that materially deviate from past business practices; or (iii) not take any action or omit taking any action that might reasonably be expected to result in a representation or warranty made under the Agreement to be untrue.

The Asset Purchase Agreement requires that SofTech, from the date of the Agreement until the Closing, not initiate contact with or solicit any inquiry or proposal or engage in any discussions with any third party in connection with any possible proposal regarding a sale of the CADRA Business or any similar transaction.  SofTech is required to immediately provide notice to Mentor of any solicitation or offer made by any third party in connection with the sale of the CADRA Business or any similar transaction.

SofTech and Mentor are not obligated to complete the Agreement unless a number of conditions are satisfied or waived. The Agreement may be terminated by either party if not completed by November 30, 2013 or under certain conditions in the event whereby there is a breach of the Agreement.

The foregoing description of the Agreement and the Earn-Out Agreement do not purport to be  complete and are qualified in their entirety by reference to the full text of such agreements filed herewith as Exhibits 2.1 and 2.2 and are incorporated herein by reference. The press release issued by SofTech on September 3, 2013 and filed with the Securities and Exchange Commission (the “SEC”) on Form 8-K on September 3, 2013 concerning the transaction is incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

Certain statements contained herein are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the closing of the transaction and its timing and our potential receipt of earn-out proceeds from post-closing CADRA royalties. These forward-looking statements are subject to risks and uncertainties which may make actual results differ materially from those expressed or implied in the forward-looking statement, including, without limitations, our ability to satisfy the closing conditions set forth in the definitive asset purchase agreement, including the receipt of the requisite two-thirds stockholder approval, and Mentor’s discretion to operate its post-closing business in a way which may or may not result in CADRA royalties pursuant to the earn-out agreement.

Additional Information and Where to Find It

This communication may be deemed to be a solicitation of proxies from the Company’s stockholders in connection with the proposed asset sale. In connection with the proposed asset sale, the Company intends to file a proxy statement and relevant documents with respect to the special meeting to be held in connection with the proposed transactions with the SEC. The definitive proxy will be mailed to the Company’s stockholders in advance of the special meeting. Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company, Mentor and the proposed asset sale. The proxy statement, when it becomes available, and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by sending a written request to SofTech, Inc., Attn: Corporate Secretary, 59 Lowes Way, Suite 401, Lowell, Massachusetts 01851 or by calling the Company at (978)513-2700. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed asset sale.

Participants in the Solicitation

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed asset sale. Information about the directors and executive officers, including their interests in the transactions, will be included in the Company’s proxy statement relating to the proposed transactions when it becomes available.

Item 9.01 Financial Statements and Exhibits

2.1

Asset Purchase Agreement, dated as of August 30, 2013, between Mentor Graphics Corporation and SofTech, Inc.*

2.2

Earn-Out Agreement, dated August 30, 2013, between Mentor Graphics Corporation and SofTech, Inc.

*Pursuant to Item 601(b)(2) of Regulation S-K, SofTech, Inc. agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTECH, INC.

Date: September 6, 2013

By: /s/ Joseph P. Mullaney

Joseph P. Mullaney

President & Chief Executive Officer

Exhibit Index

Exhibit No.

Description of Document

Item 9.01 Financial Statements and Exhibits

2.1

Asset Purchase Agreement, dated as of August 30, 2013, between Mentor Graphics Corporation and SofTech, Inc.*

2.2

Earn-Out Agreement, dated August 30, 2013, between Mentor Graphics Corporation and SofTech, Inc.

*Pursuant to Item 601(b)(2) of Regulation S-K, SofTech, Inc. agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.